Exhibit 99.1

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-302-5226

RUSH ENTERPRISES, INC. ADOPTS $150 MILLION STOCK REPURCHASE PROGRAM

NEW BRAUNFELS, Texas, December 3, 2025 (GLOBE NEWSWIRE) — Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that its Board of Directors approved a new stock repurchase program authorizing the Company to repurchase, from time to time, up to an aggregate of $150 million of its shares of Class A common stock, $.01 par value per share, and/or Class B common stock, $.01 par value per share.

“I am pleased to announce the approval of a new $150 million stock repurchase program,” said W.M. “Rusty” Rush, Chairman, Chief Executive Officer and President of the Company. “This announcement reflects our continued confidence in our ability to generate strong free cash flow despite the ongoing challenging industry conditions, as our recent financial results have demonstrated,” Rush stated. “Our ability to manage expenses and the successful execution of certain of our strategic initiatives in recent years have improved our resilience and increased our earnings power in both industry peaks and troughs. In addition, our strategic focus on diversifying our customer base has served us well, and we believe that our operational discipline and strong balance sheet will allow us to continue to invest in our growth strategy while also continuing to return capital to our shareholders as we continue to navigate this difficult market,” Rush added.

This new stock repurchase program replaces the Company’s prior stock repurchase program, which the Company originally announced on December 3, 2024, as a $150 million stock repurchase program, and subsequently increased to $200 million on May 29, 2025. As of December 2, 2025, the Company had repurchased $199.9 million of its shares of common stock under the prior stock repurchase program, which was scheduled to expire on December 31, 2025, and was terminated effective December 2, 2025.

Repurchases under the new stock repurchase program will be made at times and in amounts as the Company deems appropriate and may be made through open market transactions at prevailing market prices, privately negotiated transactions or by other means in accordance with federal securities laws. The actual timing, number and value of repurchases under the new stock repurchase program will be determined by management in its discretion and will depend on a number of factors, including market conditions, stock price and other factors. The new stock repurchase program expires on December 31, 2026, and may be suspended or discontinued at any time.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in North America, with more than 150 locations in 23 states and Ontario, Canada. These vehicle centers, strategically located in high traffic areas on or near major highways throughout the United States and Ontario, Canada, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, Dennis Eagle, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs – from sales of new and used vehicles to aftermarket parts, service and body shop operations plus financing, insurance, leasing and rental. Rush Enterprises' operations also provide CNG fuel systems (through its investment in Cummins Clean Fuel Technologies, Inc.), telematics products and other vehicle technologies, as well as vehicle up-fitting, chrome accessories and tires. For more information, please visit us at www.rushtruckcenters.com www.rushenterprises.com and www.rushtruckcentersracing.com, on Twitter @rushtruckcenter and Facebook.com/rushtruckcenters.

Certain statements contained in this release and comments by management may include “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to a variety of factors, many of which are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our other filings with the U.S. Securities and Exchange Commission. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.